(m)(4)(i)

AMENDED SCHEDULE A

with respect to the

SECOND AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

for

VOYA MUTUAL FUNDS

CLASS A SHARES

Name of Fund

Voya Russia Fund

Date last updated: September 10, 2015